SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 7, 1997

                          GUARDIAN INTERNATIONAL, INC.

                 (Formerly Everest Security Systems Corporation, formerly Everest Funding Corporation, formerly Burningham Enterprises, Inc.)

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             (Exact name of the registrant as specified in charter)

           NEVADA                  0-28490                  58-2201633
----------------------------   ----------------   ------------------------------
(State of Incorporation)         (Commission           (I.R.S. Employer ID No.)
                                 File Number)

             3880 NORTH 28TH TERRACE, HOLLYWOOD, FLORIDA 33020-1118

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                    (Address of principal executive offices)
                         Telephone Number (954) 926-5200

                                      NONE
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             (Former name or address, if changed since last report)

ITEM 5.  OTHER EVENTS

LARGE FLORIDA SECURITY COMPANY TO MERGE WITH GUARDIAN INTERNATIONAL

Transaction will double Guardian's revenue, account base will be in excess of 18,000 subscribers.

HOLLYWOOD, FL, FEBRUARY 13, 1997: Guardian International, Inc. (Symbol GIIS), ("Guardian") announced today that a large privately held Florida based security company has executed a letter of intent to merge with Guardian. Under the transaction, all of the outstanding stock of the privately held company will be exchanged for approximately 6.6 million shares (or 48% on a fully diluted basis) of common stock of Guardian.

The privately held company provides security installation, monitoring, and services to over 10,000 customers in Florida's Southeastern and West coasts. The company has in excess of $230,000 in Monthly Recurring Income ("MRI"). The merged entity will have in excess of $480,000 in MRI, doubling Guardian's MRI and placing Guardian in the top 50 of the 13,000 alarm companies in the United States (according to SDM Magazine). Pursuant to the merger, Guardian will assume approximately $4.3 million in debt of the merged company.

Richard Ginsburg, President and CEO of Guardian, stated "The merged companies represent a huge step in Guardian's growth as a major player in the Florida market. The combined entity will double it's customer base and give us a strong market position in the expanding West coast (Florida) market.

The combined companies will operate under the Guardian name.

The closing of the transaction, which is expected to occur by the end of April, is subject to, among other things, due diligence review and certain banking approvals.

Guardian and the management of the privately held company feel that upon the combination of the companies, numerous efficiencies and economies of scale will be realized. Among other things, Guardian intends to bring all of the monitoring of the privately held company's customers in house. "We can substantially reduce the cost of monitoring 10,000 customers, as Guardian's state of the art facility has the ability to add large volumes of accounts at very little additional expense", stated Mr. Ginsburg.

Guardian provides alarm monitoring services as well as design, installation and service of quality security and fire alarm systems throughout Florida. Guardian is also an active participant in acquiring monthly account revenue through its aggressive acquisition programs.

Guardian trades on the NASD Bulletin Board under the symbol "GIIS".

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         None

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Guardian International, Inc.

SIGNATURE                           TITLE                              DATE
----------                          -----                              ----
/s/  Richard Ginsburg               President, Chief Executive Office  February 12, 1997
--------------------------             and Director
Richard Ginsburg